UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36226	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road, Wilmington, Massachusetts 01887
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (978) 253-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Director

On July 25, 2018, the Board appointed Vita A. Cassese to the Board effective July 26, 2018. Ms. Cassese, age 69, currently serves as the CEO of Mardon Management Advisors, a technology and analytics advisory firm. Additionally, Ms. Cassese is a senior advisor to Vestar Capital Partners and a member of the Technology Advisory Board of Riverside Partners. With over 30 years of experience in operating and strategic management roles at Pfizer, Ms. Cassese’s last held position was chief information officer of Pfizer’s Worldwide Pharmaceuticals Group.  Ms. Cassese has been a guest lecturer at New York University's Stern School of Business, MIT Sloan School of Business, and Boston University. She currently serves as a mentor for the Masters in Technology program at Columbia University. Ms. Cassese will serve as a Class II director and a member of the Board’s audit and compensation committees. The Board has determined that Ms. Cassese satisfies the definition of “independent director” under the NYSE listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: July 31, 2018	By: /s/ Michael P. Plisinski
Michael P. Plisinski Chief Executive Officer